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                                                                    EXHIBIT 12.1


GLOBAL TELESYSTEMS INC.
EARNINGS/DEFICIENCIES TO COVER FIXED CHARGES
FOR THE SIX MONTHS ENDED JUNE 30, 2000

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


                                        Six Months
                                           Ended                                      Year Ended
                                          June 30,      ----------------------------------------------------------------------
                                           2000            1999           1998            1997           1996           1995
                                        ---------       ---------      ---------       ---------       --------       --------
                                                                                 000s
Net Loss before extraordinary loss      ($288,184)      ($616,799)     ($243,052)      ($134,761)      ($76,205)      ($44,196)
Addback: Income tax expense                 8,393          17,900          7,752           2,485          1,360          2,565
                                        ---------       ---------      ---------       ---------       --------       --------
Pre-tax Loss                             (279,791)       (598,899)      (235,300)       (132,276)       (74,845)       (41,631)

Adjustments: Fixed charges                118,689         208,979        129,712          29,273        367,464         33,914
                                        ---------       ---------      ---------       ---------       --------       --------

Adjusted earnings from continuing
  operations                             (161,102)       (389,920)      (105,588)       (103,003)       292,619         (7,717)

Interest expense indebtedness,
  including amortisation of discount      118,689         208,979        129,712          29,273        367,464         33,914
                                        ---------       ---------      ---------       ---------       --------       --------

Total fixed charges                       118,689         208,979        129,712          29,273        367,464         33,914

Deficiency of earnings available to
  cover fixed charges                   ($279,791)      ($598,899)     ($235,300)      ($132,276)      ($74,845)      ($41,631)
                                        =========       =========      =========       =========       ========       ========
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